SCHEDULE A

                         RULE 10F-3 TRANSACTIONS REPORT
                      JANUARY 1, 2004 THROUGH JUNE 30, 2004
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC

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

                                Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid         % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund      Issue   Assets
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

HATTERAS INCOME SECURITIES,
  INC.
Superior Essex Comm 9.0%
  04/15/12                         3     04/08/04   04/08/04   JP Morgan Chase     250,000     $97.240     $243,100    0.09%   0.49%
Tenet Healthcare Corp. 9.875%                                  CitiGroup
  07/01/2014                       3     06/15/04   06/15/04   Financial           836,000     $97.674     $816,555    0.08%   1.69%
Caterpillar Financial Serv 4.5%                                CitiGroup
  6/15/2009                        1     06/15/04   06/15/04   Financial         4,105,000     $99.740   $4,094,327    0.63%   8.49%

1ST QUARTER 10F-3 HATTERAS TRADES

HATTERAS INCOME SECURITIES, INC.
Sungard Data Systems 4.875%                                    CitiGroup
  01/15/14                         3     01/12/04   01/12/04   Financial            37,000     $99.336      $36,754    0.01%   0.07%
Exco Resources, Inc. 7.25%                                     Credit Suisse
  01/15/11                         3     01/14/04   01/14/04   First Boston         34,000    $100.000      $34,000    0.01%   0.07%
iStar Financial, Inc. 4.875%
  01/15/09                         3     01/15/04   01/15/04   Deutsche Bank       119,000     $99.892     $118,871    0.03%   0.24%
Proctor & Gamble 5.5%  02/01/34    1     01/22/04   01/22/04   Goldman Sachs        47,000     $99.577      $46,801    0.01%   0.09%
Argosy Gaming Corporation 7%
  07/15/14                         3     02/05/04   02/05/04   Morgan Stanley       75,000    $100.000      $75,000    0.02%   0.15%
Trinity Industries 6.5%
  03/15/14                         3     03/05/04   03/05/04   JP Morgan Chase      38,000    $101.125      $38,428    0.01%   0.08%
Toll Brothers, Inc. 4.95%                                      CitiGroup
  03/15/14                         3     03/09/04   03/09/04   Financial            67,000     $99.517      $66,676    0.02%   0.13%
Norske Skog, Inc. 7.375%
  03/01/14                         3     03/10/04   03/10/04   Merrill Lynch       114,000    $100.000     $114,000    0.05%   0.23%
Rural Cellular Corporation 8.25%
  03/15/12                         3     03/15/04   03/15/04   Lehman Brothers      57,000    $100.000      $57,000    0.02%   0.11%
Nextell Communication Corporation
  5.95% 03/15/14                   3     03/15/04   03/15/04   JP Morgan Chase     151,000     $97.795     $147,670    0.03%   0.29%
International Lease Corporation
  3.5% 04/01/09                    1     03/19/04   03/19/04   JP Morgan Chase     146,000     $99.785     $145,686    0.02%   0.29%
EOP Operating LLP 4.75%                                        CitiGroup
  03/15/14                         1     03/23/04   03/23/04   Financial            87,000     $99.774      $86,803    0.01%   0.17%
Services Corporation  6.75%
  04/01/16                         3     03/30/04   03/30/04   Merrill Lynch        77,000     $99.500      $76,615    0.03%   0.15%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).